                                                                       EXHIBIT 9

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]

March 8, 2002

The Needham Funds, Inc.
445 Park Avenue
New York, New York 10022

Re:      Registration Statement on Form N-1A
         Securities Act File No. 33-98310
         Investment Company Act File No. 811-9114

Gentlemen:

         We are furnishing this opinion in connection with Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (the "Registration Statement") of The Needham Funds, Inc. (the "Company"), a Maryland corporation, filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 33-98310) and the Investment Company Act of 1940 (File No. 811-9114), for the registration of an indefinite number of shares of common stock (the "Shares") of Needham Small Cap Growth Fund (the "Fund"), a series of the Company.

         As counsel to the Fund and in connection with this opinion, we have examined such documents and reviewed such questions of law as we deem appropriate. We are familiar with the action taken by the Board of Directors of the Company to authorize the issuance of the Shares and to register or qualify the sale of the Shares under any applicable state and federal laws regulating offerings and sales of securities. We have assumed that each of the Shares will be sold for the consideration described in the Registration Statement and that such consideration will be at least equal to the net asset value per share of such Shares.

         On the basis of such examination, review and assumption, it is our opinion that the Shares have been duly authorized and, when issued, sold and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Prospectus filed as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                         Very truly yours,



                                         /s/ Fulbright & Jaworski L.L.P.